EXHIBIT 10.10

                                   Agreement


     THIS AGREEMENT entered into this 29th day of January, 2004, by and between Advanced Financial, Inc., a Delaware corporation, with its principal place of business as 5425 Martindale, Shawnee, KS, 66218 hereinafter ("Advanced"), and AFI Capital Corporation with its principal place of business at 10842 Old Mill Road, Suite 5, Omaha, NE, 68154, hereinafter "Capital").



                                   WITNESSETH



     WHEREAS, Advanced and Capital entered into that certain agreement dated June 20, 2001, under which Capital agreed to provide certain services in connection with the proposed acquisition of Allen Drilling Company (the "Allen Transaction") by Advanced and certain other defined services subsequent to the Allen Transaction; and

     WHEREAS, the operating results of Allen no longer make Allen a viable acquisition which can be financed under economically reasonable terms and conditions; and

     WHEREAS, Capital was unable to raise the funds necessary to close the Allen transaction because of the above circumstances over which Capital had no control; and

     WHEREAS, Advanced acknowledges and agrees that Capital has incurred substantial costs in the form of time and out of pocket expenses in connection with the Allen Transaction and wishes to compensate Capital for the Allen Transaction and terminate the June 20, 2001 agreement; and

     WHEREAS, Advanced and Capital have reached an agreement to cancel the June 20, 2001 agreement and desire to set forth herein the terms and conditions for the termination of said agreement.

     NOW THEREFORE, in consideration of the foregoing, and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Advanced will issue to Capital or its designees 337,500 shares (such amount contemplates a 1 for 3 reverse split on or about March 31,
          2004) of its restricted common stock.

     2. Upon the issuance of the common shares by Advanced, the June 30, 2001 agreement will terminate, and the parties hereto shall have released each other from any and all obligations, current and future, resulting from said agreement.

     3. Charles A. Holtgraves, the president of Advanced, shall tender any and all of his Capital shares to Capital for $1.00, and shall resign as an officer and director of Capital upon termination of the June 30, 2001 agreement.

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     4.   Capital, from time to time, may present to Advanced possible acquisition candidates including the financing of same. At such time a new agreement, with terms and conditions, including fee arrangements, specific to each case, will be entered into.






                                            ADVANCED FINANCIAL, INC.



                                            By:  /s/  Charles A. Holtgraves
                                               --------------------------------
                                                      Charles A. Holtgraves
                                                      President



                                            AFI CAPITAL CORPORATION


                                            By:  /s/  L. J. Horbach
                                               --------------------------------
                                                      L. J. Horbach
                                                      President